UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Suite 601
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions.  These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.  Actual results (including, without limitation, the results of the Illinois Lawsuit (as defined below) and the integration of the business of 350 Green (as defined below) into the Company’s business) may differ significantly from those set forth in the forward-looking statements.  These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01	Entry into a Material Definitive Agreement.

350 Green Acquisition

Equity Exchange

On April 22, 2013 (the “Closing Date”), Car Charging Group, Inc. (the “Company”) entered into an addendum (the “Addendum”) to an equity exchange agreement, dated March 8, 2013 (the “Exchange Agreement ”), by and among the Company, 350 Holdings, LLC, a Florida limited liability company (“CCGI Sub”), 350 Green, LLC, a Virginia limited liability company (“350 Green”), Mariana Gerzanych (“Gerzanych”), and Timothy Mason (“Mason” and, together with Gerzanych, the “350 Members”) for the acquisition of 350 Green.

350 Green operates a scalable network of plug-in electric vehicle (“EV”) charging stations across the U.S.  It distributes its stations by partnering with retail hosts at select, high-traffic shopping centers and other places where EV drivers live and work, to create an expansive and convenient network of EV charging locations.

Pursuant to the Addendum, the Company (through CCGI Sub) acquired all the membership interests of 350 Green from the 350 Members in exchange for $1,250,000 of which: (a) $750,000 was paid in the form of unregistered shares of the Company’s common stock, par value $0.001 (such shares, the “Exchange Shares”), and (b) $500,000 was paid in the form of a promissory note (the “Promissory Note”) payable to the 350 Members (the “Equity Exchange”).  The Promissory Note does not bear interest and is payable in the following installments: (i) a payment of $10,000 on the Closing Date, (ii) an additional $10,000 payment on the thirty (30) day anniversary of the Closing Date, and (iii) monthly installments in the amount of $20,000 thereafter until paid in full.

Right of First Refusal Agreement

In connection with the Equity Exchange, the Company entered into a right of first refusal agreement (the “ROFR Agreement”) between the Company and the 350 Members pursuant to which the Company obtained a right of first refusal to participate in any and all EV charging and infrastructure related business opportunities presented to the 350 Members for one (1) year following the Closing Date.  If the Company participates in business opportunities presented to it by the 350 Members pursuant to the ROFR Agreement that results in the Company installing EV charging stations (each an “EV Station”), the Company shall pay the 350 Members $250 for the first station, $125 for each additional EV Station, and 1% of any revenues generated by each EV Station for five (5) years from date of installation.  The 350 Members are not currently, and will not be, affiliated with, nor employees of, the Company in any way in the future.

The foregoing description of the terms of the Exchange Agreement, Addendum, Promissory Note, and ROFR Agreement do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as exhibits 2.1, 2.2, 10.1, and 10.2 to this Current Report on Form 8-K (this “Report”).

Approval and Release from City of Chicago

On October 19, 2010, 350 Green was awarded a grant from the City of Chicago to install and maintain an EV charging network throughout the city pursuant to a grant agreement (the “Grant”).  On or about June 14, 2012, the City of Chicago delivered a Notice of Default to 350 Green citing, among other deficiencies, that all work had stopped on the Grant project because of 350 Green’s failure to pay its subcontractors and that 350 Green had made misrepresentations with regard to such payments and financial obligations.  On February 5, 2013, the Company and the City of Chicago accepted a Preliminary Terms of Approval of Transfer of Grant Agreement (the “Terms of Approval”) that set forth (i) that the Company will be allowed to receive assignment of the Grant if it, among other criteria, settles all of the outstanding claims by the unpaid subcontractors and finishes the Grant project pursuant to a revised scope and budget and (ii) that the City of Chicago will release 350 Green and the Company from any and all liability with respect to misrepresentations regarding payments and financial obligations made by 350 Green prior to the Closing Date. The individual members of 350 Green will not receive a release as part of this settlement with the City of Chicago.

On March 1, 2013, the City of Chicago delivered approval of the Equity Exchange (the “Chicago Approval”).

The foregoing description of the terms of the Terms of Approval and the Chicago Approval do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as exhibits 10.3 and 10.4 to this Report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Addendum and Equity Exchange is incorporated herein by reference in its entirety.

On April 22, 2013, the Company acquired 350 Green, and 350 Green became a wholly-owned subsidiary of CCGI Sub.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Report, which disclosure is incorporated herein by reference.

The Company issued the Exchange Shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).   The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by  the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and the Company.

Item 8.01	Other Events.

Litigation with 350 Green

On March 8, 2013, the Company, and its subsidiary CCGI Sub entered into the Exchange Agreement with 350 Green and the 350 Members (collectively “350”), wherein CCGI Sub would purchase the membership interests of 350 Green (the “Transaction”). The 350 Members subsequently refused to close the Transaction

As a result of the 350 Members’ refusal to close the Transaction, on April 9, 2013, the Company and CCGI Sub, filed a lawsuit against 350 Green, the 350 Members, and JNS Holdings Corporation (“JNS Holdings”) in the United States District Court for the Southern District of New York, entitled Car Charging Group, Inc., et al. v. 350 Green, LLC and JNS Holdings Corporation, Case No.: 13-cv-2389.  The Company and CCGI Sub filed an eight (8) count complaint, seeking, among other relief, the following: (i) damages based on counts of breach of contract and breach of the implied covenant of good faith and fair dealing; against 350; (ii) specific performance by 350 under the terms of the Exchange Agreement; (iii) a permanent injunction to prevent 350 from selling any assets to JNS Holdings; and, (iv) damages due to JNS Holdings’ tortious interference with the Company and 350 Holdings’ contractual relations with 350. The Company took the position that under Florida law, which governed the Exchange Agreement, 350 breached the terms of the Exchange Agreement by refusing to close, as Florida law holds that time is not of the essence unless expressly provided for in a contract.

An evidentiary hearing on the Company’s request to temporarily enjoin 350 Green from selling its Chicago assets to JNS Holdings was scheduled to take place on April 30, 2013.  However, on April 22, 2013, the Company, 350 Holdings and 350 settled the litigation via the execution of an Addendum to the Exchange Agreement as described in Item 1.01 of this Current Report, formally closing the Transaction as of April 22, 2013.  Consequently, upon notification to the Court that the matter had been settled as between the Company, CCGI Sub, 350 Green and the 350 Members, the litigation was dismissed by the Court on April 23, 2013, with the caveat on the Court docket that said dismissal was without prejudice and that the Company and 350 Holdings had the right to reopen same if the settlement was not consummated.

Notwithstanding the fact that JNS had been on direct actual notice of the Exchange Agreement between 350 Green, the Company and CCGI Sub, during the period between April 4, 2013 through April 17, 2013, JNS Holdings, or its subsidiary, negotiated with 350 Green to purchase certain 350 Green assets located in the City of Chicago, and executed an Asset Purchase Agreement (the “APA”) intending to memorialize same. The APA did not purport to cover any assets of 350 Green other than those in the City of Chicago. As such, in conjunction with the agreed dismissal of the New York litigation, the Company and CCGI Sub, to avoid unnecessary litigation over issues regarding personal jurisdiction, filed a new action against JNS Holdings and JNS Power Corp. (collectively, “JNS”) in the United States District Court for the Northern District of Illinois entitled Car Charging Group, Inc., et al, v. JNS Holdings Corporation, et al, Case No. 13-cv-03124 (the “Illinois Lawsuit”).

In the Complaint in the pending Illinois Lawsuit, the Company and CCGI Sub alleged one count of tortious interference with contract and seek a declaratory judgment to have the Court declare the APA null and void.  It is the Company’s position that due to the pre-existing Exchange Agreement between the Company, CCGI Sub, and 350, of which JNS had actual notice, 350 Green was prohibited as a matter of law from executing the APA.  Further, JNS, despite having actual prior knowledge of the Exchange Agreement and the request for an injunction in the New York Lawsuit, still chose to expedite the purchase of the Chicago assets of 350 Green.  Therefore, it is the Company’s position that the APA is null and void and could never be binding on 350 Green. The Company is evaluating whether to amend it current complaint against JNS to seek additional damages arising out of JNS’s actions in Chicago.  While the Company believes that it will prevail in the Illinois Lawsuit, the possibility exists that the Company may be required to sell the Chicago assets and pay JNS’ costs and attorneys’ fees in accordance with the terms of the APA.  In such an instance, JNS would also be required to assume approximately $1.6 million of 350 Green’s liabilities.

Press Release

On May 2, 2013, the Company issued a press release announcing the acquisition of 350 Green, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(b)	Pro Forma Financial Information

Pro forma financial information will be filed by amendment within 71 days of the date of this Report.

(d)	Exhibits

Exhibit Number	Description
2.1	Equity Exchange Agreement, dated March 8, 2013, by and among Car Charging Group, Inc., CCGI Sub, 350 Green, Mariana Gerzanych, and Timothy Mason.
2.2	Addendum to Exchange Agreement, dated April 22, 2013, by and among Car Charging Group, Inc., CCGI Sub, 350 Green, Mariana Gerzanych, and Timothy Mason.
10.1	Form of Promissory Note.
10.2	Right of First Refusal Agreement, dated April 22, 2013, by and among Car Charging Group, Inc,. Mariana Gerzanych, and Timothy Mason.
10.3	Preliminary Terms of Approval of Transfer of Grant Agreement, dated February 5, 2013.
10.4	Letter of Approval from City Chicago, dated March 1, 2013.
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2013

Car Charging Group, Inc.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer